Exhibit 16(1)(i)

ING Financial Advisers, LLC

151 Farmington Avenue

Hartford, CT 06156

RE: Confirmation/Acknowledgment of Principal Underwriting Agreements

Ladies and Gentlemen:

This letter acknowledges and confirms renewal to November 17, 2006 of the Principal Underwriting Agreements each effective as of November 17, 2000, consistent with paragraph 11(d) of each agreement. Such agreements cover ING Life Insurance and Annuity Company on behalf of its general account, as well as its Variable Annuity Accounts B, C, G, and I, Separate Account D and Variable Life Accounts B and C.

ING LIFE INSURANCE AND ANNUITY COMPANY

ON BEHALF OF ITS GENERAL ACCOUNT AND ITS

VARIABLE ANNUITY ACCOUNTS B, C, G AND I,

SEPARATE ACCOUNT D AND VARIABLE LIFE

ACCOUNTS B AND C

By:	/s/ Laurie M. Tillinghast

Title: Vice President

ACKNOWLEDGED:

ING FINANCIAL ADVISERS, LLC

By: /s/ David A. Kelsey

Title: Vice President

\\Twrp-oa-007\TWRSARDOC\SEC GROUP\33-81216 (SUNY)\2006\PEA #32 - 81216 485(b) Filing 4-28-06 Update Season\Exhibits\exhibit99b33 Underwriting Agreement Acknowledgment 3-20061.htm